UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	December 30, 2010

SeraCare Life Sciences, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-34105	33-0056054
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

37 Birch Street, Milford, Massachusetts 01757
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(508) 244-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 30, 2010, SeraCare Life Sciences, Inc. (the “Company”) entered into a secured Loan Agreement (the “Loan Agreement”) by and among the Company, as borrower, the lenders from time to time party thereto (which are initially Middlesex Savings Bank and Commerce Bank and Trust Company), and Middlesex Savings Bank, as letter of credit issuer and as administrative agent for the lenders (the “Administrative Agent”).

The Loan Agreement provides the Company with senior secured credit facilities in the aggregate amount of $20 million. The credit facilities consist of: (A) a $5 million revolving credit facility, which provides both for the making of revolving loans and the issuance of letters of credit; and (B) a $15 million term loan facility, which allows the Company to borrow up to four separate term loans prior to February 29, 2012, subject to certain conditions and limits as set forth in the Loan Agreement. The revolving credit facility will terminate on, and the Company must repay all outstanding revolving credit loans no later than, February 29, 2012. The term loans will be consolidated into a single term loan on February 29, 2012, and such consolidated term loan must be repaid by the Company in eighty-four consecutive monthly installments, commencing on April 1, 2012 and ending on the final maturity date of February 28, 2019.

The proceeds of the revolving credit facility may be used by the Company for working capital and general corporate purposes (excluding the financing of acquisitions), and the proceeds of the term loan facility may be used to finance permitted acquisitions, permitted repurchases of the Company’s stock and other general corporate purposes, subject to various conditions and restrictions as set forth in the Loan Agreement.

Availability under the revolving credit facility is subject to a borrowing base, which at any time is equal to the sum of the following (subject to various criteria, limits and reserves): (A) 80% of eligible accounts receivable (other than governmental accounts receivable), plus (B) 50% of eligible governmental accounts receivable, plus (C) the applicable percentage of eligible inventory.

Amounts repaid under the revolving credit facility may be reborrowed, subject to continued compliance with the Loan Agreement.  No amount of any term loan that is repaid may be reborrowed.  As of the date hereof, the Company has obtained a $46,088 letter of credit under the revolving credit facility, which remains outstanding, and it has not otherwise borrowed under either the revolving credit facility or the term loan facility.

All revolving loans bear interest, and all term loans bear interest prior to February 29, 2012, at a rate per annum equal to the higher of (A) the prime rate as set by Middlesex Savings Bank plus 0.50% per annum and (B) 3.49% per annum.  All term loans bear interest during the five-year period from and after February 29, 2012 at a rate per annum equal to the higher (as determined once on such date for the duration of such period) of (A) the five-year Treasury rate plus 3.00% per annum and (B) 5.49% per annum.  All term loans bear interest during the period from and after such five-year period until the final term loan maturity date of February 28, 2019 at a rate per annum equal to the higher of (A) the two-year Treasury rate plus 3.50% per annum and (B) 5.49% per annum.

The Company is permitted to make voluntary prepayments of outstanding revolving loans and term loans, in whole or in part (subject to certain minimum prepayment amount requirements), at any time. The Company is also required to make certain mandatory prepayments of the loans upon certain asset sales, upon certain casualty events, upon certain equity issuances, upon certain change of control events, and in the event it has excess cash flow if it makes certain acquisitions.  The Company is required to pay an early termination fee in certain agreed amounts if it prepays the term loans in full by refinancing the term loans with any lenders other than Middlesex Savings Bank or Commerce Bank and Trust Company prior to the third anniversary of the date of the Loan Agreement.

Under the Loan Agreement, the Company must comply with various financial and non-financial covenants, including, among others: (A) requirements to deliver financial statements and certain other reports and notices; (B) restrictions on the existence or incurrence of indebtedness; (C) restrictions on the existence or incurrence of liens; (D) restrictions on mergers, acquisitions and dispositions of assets; (E) restrictions on the payment of dividends and distributions on Company stock, on repurchases of Company stock, and on other restricted payments; (F) restrictions on the making of investments; (G) restrictions on transactions with affiliates; and (H) a maximum consolidated senior leverage ratio of 2.50 to 1.00 and a minimum consolidated debt service coverage ratio of 1.35 to 1.00.

The lenders under the Loan Agreement are entitled to accelerate repayment of the loans upon the occurrence of any of various events of default, which include, among other events, the following (which are subject, in some cases, to certain grace periods): failure to pay when due any principal, interest or other amounts owing under the Loan Agreement or any related loan documents; breach of any of the Company’s covenants or representations under the Loan Agreement or any related loan documents; default under other material indebtedness agreements of the Company; certain bankruptcy and insolvency events; the existence of certain unsatisfied judgments; and certain change of control events.

Borrowings under the Loan Agreement are secured by substantially all of the Company’s assets pursuant to the terms of a Security Agreement entered into by the Company and the Administrative Agent, as secured party, on December 30, 2010.  Borrowing under the Loan Agreement will also be guaranteed by, and secured by substantially all of the assets of, any future United States subsidiaries of the Company, and will be secured by a portion of the stock of any future direct foreign subsidiaries of the Company or any future United States subsidiaries of the Company.

The foregoing summary of the Loan Agreement and the related Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full texts of the Loan Agreement and the Security Agreement attached to this current report as Exhibits 10.1 and 10.2, which are incorporated herein by reference.

Item 8.01	Other Events.

The information set forth in the press release issued by the Company, dated January 6, 2011, and attached hereto as Exhibit 99.1 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description

10.1
Loan Agreement dated as of December 30, 2010 by and among SeraCare Life Sciences, Inc., as borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Middlesex Savings Bank, as letter of credit issuer and administrative agent.

10.2
Security Agreement dated as of December 30, 2010 by and among SeraCare Life Sciences, Inc., as borrower, the guarantors from time to time party thereto, and Middlesex Savings Bank, as administrative agent.

99.1	Press release, dated January 6, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  January 6, 2011
SERACARE LIFE SCIENCES, INC.

By:	/s/ Gregory A. Gould
Gregory A. Gould, Chief Financial Officer,
Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1
Loan Agreement dated as of December 30, 2010 by and among SeraCare Life Sciences, Inc., as borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Middlesex Savings Bank, as letter of credit issuer and administrative agent.

10.2
Security Agreement dated as of December 30, 2010 by and among SeraCare Life Sciences, Inc., as borrower, the guarantors from time to time party thereto, and Middlesex Savings Bank, as administrative agent.

99.1	Press release, dated January 6, 2011.